Exhibit (h)(ix) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K




                      SUB-ADMINISTRATIVE SERVICES AGREEMENT

      This Sub-Administrative Services Agreement is made as of this 1st day of January, 2000, between MARSHALL & ILSLEY TRUST COMPANY, a Wisconsin trust company bank ("M&I"), and FEDERATED SERVICES COMPANY, a Pennsylvania corporation (herein called "FSC").

      WHEREAS, M&I has entered into an Administration Agreement dated January 1, 2000 with The Marshall Funds, Inc. (the "Corporation"), pursuant to which M&I provides certain administrative services to the Corporation;

      WHEREAS, the Corporation is a Wisconsin corporation consisting of one or more portfolios, which operates as an open-end management investment company and is registered under the Investment Company Act of 1940; and

      WHEREAS, M&I desires to retain FSC as Sub-Administrator to provide it with Sub-Administrative Services through its affiliate Federated Administrative Services ("FAS"), and FSC is willing to render such services with respect to each of the Corporation's current portfolios listed on Schedule A hereto and any future portfolios of the Corporation which may be created from time to time (each a "Fund" and collectively, the "Funds");

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

      SECTION 1. APPOINTMENT OF SUB-ADMINISTRATOR. M&I hereby appoints FSC as its Sub-Administrator on the terms and conditions set forth in this Agreement; and FSC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

      SECTION 2. SERVICES AND DUTIES. As Sub-Administrator, FSC will provide facilities, equipment, and personnel to provide and carry out the sub-administrative services listed on Exhibit A hereto (the "Sub-Administrative Services") on behalf of M&I, for the operation of the business and affairs of the Corporation and its portfolios. Sub-Administrative Services shall not include any duties, functions, or services to be performed for the Corporation by the Corporation's investment adviser, distributor, custodian, fund accountant (recordkeeper), or transfer agent pursuant to their respective contracts with M&I or the Corporation.

      SECTION 3. RECORDS. FSC shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the Sub-Administrative Services performed by it and not otherwise created and maintained by another party pursuant to agreement with the Corporation. Where applicable, such records shall be maintained by FSC for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Corporation which are in the possession of FSC shall be the property of the Corporation. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records at all times during FSC's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by FSC to M&I, the Corporation, or the Corporation's authorized representatives.

      SECTION 4. DUTIES OF THE FUNDS. Except as provided in Section 7 hereof, the Corporation and each of its portfolios assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of governmental authorities having jurisdiction over the Funds.

      SECTION 5. EXPENSES. FSC shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Sub-Administrative Services, including the compensation of FSC employees who serve as Directors or officers of the Corporation. The Corporation shall be responsible for all other expenses incurred by FSC on behalf of the Corporation, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors or other professional services, insurance premiums, fees payable to persons who are not FSC employees, trade association dues, and other out-of-pocket or other expenses properly payable by the Corporation and its portfolios.

      SECTION 6. COMPENSATION. For the Sub-Administrative Services provided, M&I hereby agrees to pay and FSC hereby agrees to accept as full compensation for the Sub-Administrative Services rendered hereunder an fee as specified in Exhibit B hereto, such Exhibit to be signed by a duly authorized officer of M&I and a duly authorized officer of FSC.

      The compensation and out-of-pocket expenses attributable to the Funds shall be accrued by each Fund and paid to FSC no less frequently than monthly. FSC will maintain detailed information about the compensation and out-of-pocket expenses of each Fund.

      SECTION 7.  RESPONSIBILITY OF SUB-ADMINISTRATOR.

      (a) FSC shall not be liable for any error of judgment or mistake of law or for any loss suffered by M&I or the Corporation in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. FSC shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Corporation) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of FSC, who may be or become an officer, director, employee or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting on any business of the Corporation (other than services or business in connection with the duties of FSC hereunder) to be rendering such services to or acting solely for the Corporation and not as an officer, trustee, partner, employee or agent or one under the control or direction of FSC even though paid by FSC.

      (b) FSC shall be kept indemnified by M&I and be without liability for any action taken or thing done by it in performing the Sub-Administrative Services in accordance with the above standards; provided, however, that the M&I will not indemnify FSC for the portion of any loss or claim caused, directly or indirectly, by the gross negligence of FSC. In order that the indemnification provisions contained in this Section 7 shall apply, however, it is understood that if in any case M&I may be asked to indemnify or save FSC harmless, M&I shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FSC will use all reasonable care to identify and notify M&I promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against M&I. M&I shall have the option to defend FSC against any claim which may be the subject of this indemnification. In the event that M&I so elects, it will so notify FSC and thereupon M&I shall take over complete defense of the claim, and FSC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. FSC shall in no case confess any claim or make any compromise in any case in which M&I will be asked to indemnify FSC except with M&I's written consent.

      SECTION 8.  DURATION AND TERMINATION.

      (a) The term of this Agreement shall commence on the date hereof, and extend for a period of three (3) years (the "Contract Term"). Each one-year period during the Contract Term shall be referred to as a "Contract Anniversary".

      (b) During the Contract Term, this Agreement shall be automatically renewed each Contract Anniversary for an additional term of one year, unless notice of termination has been delivered by either party to the other no less than ninety (90) days before the start of any subsequent Contract Anniversary.

      (c) This Agreement shall be automatically renewed each year after the expiration of the Contract Term for an additional term of one year ("Additional Terms") under the same terms and conditions of the Contract Anniversary ending on December 31, 2002, unless notice of termination has been delivered by either party to the other no less than ninety (90) days before the expiration of the Contract Anniversary ending on December 31, 2002, or any subsequent Additional Term.

      (d) In the event the Corporation exercises its right to terminate this Agreement pursuant to this Section 8, all out-of pocket expenses associated with the movement of records and materials will be borne by the Corporation or appropriate portfolio. Additionally, the Sub-Administrator reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Section 8 shall survive the termination of this Agreement

     SECTION 9. AMENDMENT. This Agreement may be amended or modified only by a written agreement executed by both parties.

      SECTION 10. LIMITATIONS OF LIABILITY OF TRUSTEES OF FSC. The execution and delivery of this Agreement has been signed by an authorized officer of FSC, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any of the Board members of FSC or such officer individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the members of the Board or officers of FSC, but bind only the corporate property of FSC as provided in the Articles of Incorporation of FSC.

      SECTION 11. NOTICES. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to M&I at: 1000 North Water Street, Milwaukee, WI, Attention: John M. Blaser, President, facsimile number 414-287-8523, with a copy to M&I's Legal Department, facsimile number 414-287-7025; and if delivered to FSC at Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President, facsimile number 412-288-8141.

      SECTION 12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 6, 7, and 8, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. The Sub-Administrator shall have no liability for cessation of services hereunder or any damages to the Corporation as a result of work stoppage, power or other mechanical failure, natural disaster, government action, communication disruption or other impossibility of performance. The services of FSC to M&I and/or the Corporation hereunder shall not be deemed exclusive and FSC shall be free to render similar or other services to others.

      SECTION 13. COUNTERPARTS. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     SECTION 14. MERGER. This Agreement constitutes the entire agreement between the parties hereto and supercedes any prior agreement with respect to the subject hereof whether oral or written.

      SECTION 15. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, M&I and FSC may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Corporation's Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

      SECTION 16. ASSIGNMENT; SUCCESSORS. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party. Nothing in this Section 16 shall prevent FSC from delegating its responsibilities to another entity to the extent provided herein.

      SECTION 17. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof. The parties hereto irrevocably consent to the jurisdiction and venue of any federal or state court in Allegheny County in the Commonwealth of Pennsylvania, in connection with any action or proceeding arising out of or in connection with this Agreement, and the parties hereto irrevocably waive the right to object to the venue of any such court on the ground of forum non conveniens.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

MARSHALL & ILSLEY TRUST COMPANY     FEDERATED SERVICES COMPANY

By: /S/ DAVE W. SCHULZ                     By:  /S/ PETER J. GERMAIN
    --------------------------                ----------------------
Name:  Dave W. Schulz                      Name:  Peter J. Germain
Title:  Vice President                     Title: Senior Vice President

By: /S/ BROOKE J. BILLICK

Name:  Brooke J. Billick
Title:  Vice President & Securities General

                                          EXHIBIT A

                                       TO

                            SUB-ADMINISTRATIVE SERVICES AGREEMENT

Pursuant to Section 2 of the Agreement, FSC agrees to perform the following Sub-Administrative Services:

A. review of the Corporation's governing documents and any amendments thereto, including its Articles of Incorporation ("Charter"), its By-laws, and minutes of meetings of the Board and Shareholders;

B. review drafts of, and file with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities, the registration statements for the Corporation and the Corporation's Shares and all
     amendments thereto, reports to regulatory authorities and shareholders, Prospectus(es), routine proxy statements (other than combined registration/proxy statements on Form N-14 for which FSC would review), and such other documents all as may be necessary to enable the Corporation to make a continuous offering of its Shares;

D monitor expenses, calculate the per share dividend and capital gains or losses, if any, for declaration and payment in the manner determined from time to time by the Corporation's Board, and monitor compliance with the distribution requirements of a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

E. review performance data of the Corporation for dissemination to information services covering the investment company industry;

F.   prepare the Corporation's tax returns;

G. coordinate the layout and printing of publicly disseminated Prospectus(es) and reports;

H. perform internal audit examinations in accordance with a charter to be adopted by M&I and the Corporation, and coordinate and facilitate external audits by the Corporation's independent auditors and regulatory examinations of the Corporation;

I. assist with the design, development, and operation of the Corporation and its portfolios;

J. obtain CUSIPS, NASDAQ symbols, and IRS tax identification numbers for the Corporation;

K. consult with and advise the Corporation and its Officers and Board on matters concerning the Corporation and its affairs;

L.   assist   in   obtaining   acceptable   fidelity   bond  and   directors   &
     officers/errors & omissions insurance policies pursuant to Rules 17g-1 and 17d-1 under the 1940 Act;

M. supervise the preparation of the Funds' financial statements, including oversight of expense accruals and payments;

N. provide, upon request, market research and, as available, white papers on industry topics and products; and

O. perform such other and further services as may be mutually agreed upon in writing between M&I and FSC.



                                          EXHIBIT B

                                       TO

                            SUB-ADMINISTRATIVE SERVICES AGREEMENT

Pursuant to Section 4 of the Agreement, M&I agrees to pay Federated a sub-administration fee using the following schedule: Fees are based upon the aggregate average daily net assets (ADNA) of the Corporation.

--------------------------------------------------------------------------------
                                                  CONTRACT TERM

                                  ----------------------------------------------
                                  ----------------------------------------------
          FEE SCHEDULE             1/1/2000      1/1/2001        1/1/2002
                                    THROUGH       THROUGH        THROUGH
                                  12/31/2000     12/31/2001     12/31/2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
First $5,000,000,000 of ADNA          5.5 bp        5.0 bp         4.5 bp
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Next $5,000,000,000 of ADNA           5.0 bp        4.5 bp         4.0 bp
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Next $5,000,000,000 of ADNA           4.5 bp        4.0 bp         3.5 bp
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Next $5,000,000,000 of ADNA           4.0 bp        3.5 bp         3.0 bp
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Over $20,000,000,000 of ADNA          3.5 bp        3.0 bp         2.5 bp
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MINIMUM FEES:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Sub-Administration      (per    $40,000       $35,000         $30,000
portfolio)
--------------------------------------------------------------------------------
     Each  Additional  Class (per    $12,000       $10,000         $8,000
portfolio)
--------------------------------------------------------------------------------


Federated Services Company
Mutual Fund Services
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

###-##-#### Phone
www.federatedinvestors.com

December 10, 1999




Mr. John M. Blaser
Vice President

Marshall & Ilsley Trust Company
1000 North Water Street
Milwaukee, Wisconsin  53202

Dear John,

The purpose of this letter is to confirm our understanding of the terms agreed to by you and I during our telephone conversations, regarding the sub-administration agreement between M&I Trust Company and affiliates of Federated Services Corporation.

     In recognition of M&I Trust Company retaining Federated Services Corporation as sub-administrator and Federated Securities Corporation as distributor of the Marshall Funds, Federated has agreed to the following for the calendar year 2000: 1. Federated will waive $110,000 of Sub-Administrative Fee
2. Federated and M&I will review the proposed waiver of sub-administration fee minimums for new funds or classes as new Funds are created.

 We both understand the waiver of sub-administration fee would discontinue under any of the following circumstances:

1. Notification that M&I is to be acquired by a company that advises a mutual fund family with a servicing arrangement with any service provider other than Federated;

2.   M&I provides notice of sub-administration contract termination; or

3. Notice that The Marshall Funds are to be liquidated, dissolved, or acquired by another investment company.

For your information, Federated has agreed to make available certain service fees on qualified assets invested in the Federated Max-Cap Fund, as discussed in a letter to Morry Birnbaum from Jim Getz, dated December 10, 1999. Call me if you would like a copy of the letter.

I have enclosed two originals of this letter. Please date and sign and return one original to me, along with a copy of the executed sub-administration agreement, in the space provided below if the terms outlined in this letter are acceptable.

                                   Sincerely,

                                    By:  /S/ PETER J. GERMAIN

                                Peter J. Germain

                                    Senior Vice President

AGREED and ACCEPTED
this 15th day of December, 1999


By:  /S/ JOHN M. BLASER

John M. Blaser
Vice President, Marshall & Ilsley

            Trust Company